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                                                                    Exhibit 99.1
[GRAPHIC OMITTED][GRAPHIC OMITTED]
Baldwin & Lyons, Inc.
Protective Insurance Company
Sagamore Insurance Company
B & L Insurance, Ltd. (Bermuda)
[OBJECT OMITTED]
1099 North Meridian Street
Indianapolis, IN 46204
(317) 636-9800


Subj: Baldwin & Lyons, Inc.                                     October 28, 2003
      Unaudited Third Quarter Report           Press Contact: G. Patrick Corydon
                                                                  (317) 636-9800


       COMPANY POSTS RECORD THIRD QUARTER AND NINE MONTH OPERATING INCOME
                       AND RECORD YEAR-TO-DATE NET INCOME


         INDIANAPOLIS, INDIANA, OCTOBER 28, 2003--Baldwin & Lyons, Inc. (NASD:
BWINA, BWINB) today announced record third quarter operating income, defined as net income before capital gains or losses, of $6.8 million, or $.46 per share. This compares to operating income of $6.1 million, or $.41 per share, for the third quarter of 2002. Net capital gains of $1.3 million, or $.09 per share, were realized during the current quarter in contrast to capital losses of $.22 per share in the prior year quarter. Including net capital gains, third quarter net income was $8.1 million, or $.55 per share, compared to net income of $2.8 million, or $.19 per share, for the third quarter of 2002.

For the nine months ended September 30, 2003, operating income was also a record at $19.5 million, or $1.33 per share, compared to the previous record of $16.4 million, or $1.11 per share, during the prior year period, a 19% increase. Net capital gains of $3.5 million, or $.23 per share, were realized in the 2003 period in contrast to capital losses of $.21 per share a year earlier. Net income for the current year-to-date was a record $23.0 million, or $1.56 per share, compared to $13.2 million, or $.90 per share, for the first nine months of 2002.

Direct and assumed premiums written increased 32% from the third quarter of 2002 to a record $57.5 million, with Protective and Sagamore Insurance Companies, registering gains of 30% and 37%, respectively. Year-to-date, record direct and assumed premiums written of $170.6 million are up 37% with Protective and Sagamore producing increases of 40% and 33%, respectively. Net premiums earned during the third quarter totaled $37.5 million, an increase of 39% from the $27.0 million reported for the third quarter of 2002. For the year-to-date, 2003 premiums earned increased 42% to $106.2 million. Both the quarterly and nine-month premium earned totals represent records for the Company. All products have experienced solid, double-digit, growth in earned premium for the calendar year except for small fleet trucking which is roughly breakeven for the nine months, but up 23% over the second quarter of 2003 and 25% over the third quarter of 2002.

Pre-tax investment income continues to reflect historically low interest rates as well as the Company's heavier weighting to tax-exempt bonds, resulting in a 15% decline in pre-tax investment income when compared to the prior year. After tax investment income declined 12% for the quarter and 14% year-to-date. After tax yields have declined over 18% during the current year while positive cash flow from operations of $16.6 million for the quarter and $42.2 million for the nine months has increased the average of invested assets by 8% and 5%, respectively, as compared to 2002.

The consolidated combined ratio of 91.4% produced an underwriting gain of $3.2 million compared to a combined ratio of 90.2% and an underwriting gain of $2.7 million for the third quarter of 2002. The consolidated loss and loss expense ratio increased from 64.3% in the prior year period to 65.1%. The consolidated underwriting expense ratio of 26.3% compares to 25.9% for the 2002 third quarter. Year-to-date, the consolidated combined ratio for 2003 was 91.5% compared to 90.9% for the first nine months of 2002. All products produced an underwriting profit in the current quarter and nine-month period except for the workers' compensation product within Sagamore's commercial division which is the Company's smallest product.



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Shareholders' equity increased $29.5 million from December 31, 2002 and totals
$314.1 million at September 30, 2003. An increase in unrealized capital gains for the year-to-date of $.68 per share contributed to the book value per common share outstanding of $21.36 at September 30, 2003, an increase of $1.93, or 10%, from year end 2002.

CONFERENCE CALL INFORMATION:
Baldwin & Lyons, Inc. has scheduled a conference call for October 29, 2003 at 11:00 AM (New York time) to discuss results for the third quarter ended September 30, 2003. To gain access to the webcast of this call, please log on to http://www.vcall.com at least 15 minutes prior to the call to register and to download the necessary audio software. The webcast will be archived on the site until January 29, 2004. You may also access the webcast through a link on our investor relations page at www.baldwinandlyons.com.

To participate via teleconference, investors may dial 800-231-5571 (U.S./Canada) or 973-935-8504 (International or local) at least five minutes prior to the beginning of the call. A replay of the call will be available through November 5, 2003 by calling 877-519-4471 or 973-341-3080 and referencing passcode 4128632.


Also available on our investor relations page are complete interim financial statements, information regarding our business segments, and copies of our filings with the Securities and Exchange Commission.


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
FINANCIAL HIGHLIGHTS (UNAUDITED)
Baldwin & Lyons, Inc. and Subsidiaries
(IN THOUSANDS, EXCEPT PER SHARE DATA)                  Three Months Ended              Nine Months Ended
                                                          September 30                   September 30
                                                  -----------------------------   ----------------------------
                                                      2003            2002            2003           2002
                                                  -------------   -------------   -------------  -------------
Operating revenue                                      $42,047         $31,852        $120,150        $89,570
Realized gains (losses)                                  2,048          (4,972)          5,335         (4,872)
                                                  -------------   -------------   -------------  -------------

                                 TOTAL REVENUE         $44,095         $26,880        $125,485        $84,698
                                                  =============   =============   =============  =============

Income before realized capital transactions            $ 6,791         $ 6,063        $ 19,487        $16,379
Realized net gains (losses) on investments,
   net of federal income taxes                           1,331          (3,232)          3,468         (3,167)
                                                  -------------   -------------   -------------  -------------

                                    NET INCOME         $ 8,122         $ 2,831        $ 22,955        $13,212
                                                  =============   =============   =============  =============

Per share data - diluted:
   Average number of shares                             14,742          14,655          14,698         14,732

   Income before realized capital transactions           $ .46           $ .41          $ 1.33         $ 1.11
   Realized net gains (losses) on investments              .09            (.22)            .23           (.21)
                                                  -------------   -------------   -------------  -------------

                                    NET INCOME           $ .55           $ .19          $ 1.56          $ .90
                                                  =============   =============   =============  =============

Dividends paid to shareholders                           $ .10           $ .08           $ .30          $ .24

Annualized return on average shareholders' equity:
   Operating income                                      10.0%            9.5%            9.8%           8.5%

   Net income                                            12.0%            4.4%           11.6%           6.9%

Consolidated combined ratio of
   insurance subsidiaries (GAAP basis)                   91.4%           90.2%           91.5%          90.9%


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NOTE:  ALL DATA PRESENTED HAS BEEN RESTATED TO REFLECT A FIVE-FOR-FOUR STOCK
SPLIT ISSUED IN FEBRUARY, 2003

FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. READERS ARE ENCOURAGED TO REVIEW THE COMPANY'S ANNUAL REPORT FOR ITS FULL STATEMENT REGARDING FORWARD-LOOKING INFORMATION.